Consent of Independent Auditors

         We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated January 11, 1997 (except for Note 15, which the date is February 13, 1997) in the Amendment 1 to the Registration Statement (Form S-1 Registration No. 333-38399) and the related Prospectus of EPIX Medical, Inc. for the registration of 2,587,500 shares of its common stock.


                                                           /s/ Ernst & Young LLP
                                                               Ernst & Young LLP

Boston, Massachusetts
October 27, 1997